UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     April 12, 2013

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Main St., Suite 201, Conway AR 72032
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	855-440-8484

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Alot, Inc., a wholly-owned subsidiary of Inuvo, Inc. (“Alot”), entered into a Consent to Sublease with THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK, a religious corporation (“Trinity”), and Shopkeep.com, Inc., a Delaware corporation (“Shopkeep”), effective April 12, 2013.    The Consent to Sublease amends the Lease, dated as of February 29, 2000, by and between Alot and Trinity for the Company’s office located at 143 Varick St. New York, New York (the “Premises”) and permits Alot to enter into a Sublease for the Premises with Shopkeep.  Alot and Shopkeep entered into a Sublease in March 2013 which became effective as of the date of Trinity’s consent (April 12, 2013), whereby Alot subleased the Premises to Shopkeep for a term commencing on the date of the Consent to Sublease and, subject to additional terms and conditions, ending on January 30, 2016.  Base rent under the Sublease is $48,544 per month and Shopkeep received a total of $97,088 in rent credits to be utilized over the first four months of the term.  Shopekeep’s obligations under the Sublease are secured by a $300,000 security deposit in the form of a letter of credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: April 17, 2013	By:	/s/ John Pisaris
John Pisaris, General Counsel